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                                                                    EXHIBIT 24.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statements of Data Systems & Software Inc. (Forms S-8 Nos. 33-88442, 33-99196, 33-94974, 333-65799 and 333-36159) of our report dated March 29, 2000 relating to the consolidated financial statements of Data Systems & Software Inc., appearing in the Annual Report on Form 10-K of Data Systems & Software for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectuses included in Registration Statement Nos. 33-94974, 333-36159 and 333-65799.

                                          DELOITTE & TOUCHE LLP

New York, New York
March 29, 2000